Exhibit 99.1

ONCOTELIC’S PATENTED LEAD ANTI-CANCER DRUG CANDIDATE AS WELL AS DRUG DELIVERY PLATFORM FOR BRAIN TUMORS ON TRACK FOR ADVANCED PIVOTAL PHASE 3 CLINICAL TESTING

AGOURA HILLS, California, July 30, 2019 — Oncotelic Inc. (“Oncotelic), a wholly owned subsidiary of Mateon Therapeutics Inc. (OTCQB:MATN) dedicated to the development of innovative treatments for cancer, announced today that its team members will participate and provide clinical development updates at upcoming medical-scientific conferences regarding the clinical development plans for the portfolio drugs OT101 (target: brain tumors) and OXi4503 (target: leukemias) aimed at their regulatory approval.

OT101, a first-in-class RNA therapeutic designed to abrogate the immunosuppressive actions of TGF-b2, is Oncotelic’s lead anti-brain tumor drug candidate. OT101 has been granted orphan designation by the FDA under the Orphan Drug Act (ODA). ODA provides for granting special status to a drug to treat a rare disease or condition upon request of a drug company. Orphan designation qualifies the sponsor of the drug for various development incentives of the ODA, including tax credits for qualified clinical testing.

In October 2019, Dr. Vuong Trieu, Ph.D., co-founder, President and Chief Executive Officer of Oncotelic will deliver a keynote speech at the Global Congress on Pharmacology and Therapeutics in Paris, France. His presentation will focus on the anti-sense platform for drug development and the Oncotelic pipeline of RNA therapeutics, including OT101. Dr. Trieu will also attend the October 2019 Medicinal Chemistry Strategy Meeting US West Coast that will be held in San Francisco, California to lead an executive roundtable discussion about the integration of artificial intelligence (AI) and machine learning algorithms in new drug discovery and lead optimization, design of biomarker-driven clinical studies as well as identification of biomarker-enriched patient populations most likely to respond to new anti-cancer drug candidates, such as OT101. Dr. Trieu explained: “We decided to actively engage and invest in AI because it has the potential to streamline our clinical development strategy for the portfolio drug candidates by amplifying our knowledge and understanding of the target diseases, their biology as well as structural and pharmacologic characteristics of the lead compounds”.

In October 2019, Oncotelic team will also attend the upcoming AACR-NCI-EORTC International Conference on Molecular Targets and Cancer Therapeutics in Boston, Massachusetts. “I look forward to sharing our Phase II clinical data on our first-in class RNA therapeutic for brain tumors as well as our patented Convection-Enhanced Delivery (CED) system with our collaborators and other participating physicians and scientists”, said Dr. Fatih Uckun, MD, PhD the Chief Medical Officer of Oncotelic and Mateon who is responsible for the clinical development of the drug portfolio.

The Oncotelic CED platform appears to be the only reported platform that allows for the delivery of a brain tumor drug directly into the patients’ tumors via an extended continuous infusion for repeated treatment cycles for up to 6 months. Other CED systems in clinical development allow only short-term drug delivery for days to a few weeks.

Dr. Uckun explained: “Our enabling CED platform uniquely allows the personalized intratumoral delivery of immuno-oncology drugs designed to overcome the profound immunologic exhaustion and suppression in brain tumors. The insights and lessons learned from our clinical use of this CED platform in 90 high-grade glioma patients will not only inform our Phase III clinical study, but they may also provide the foundation for strategic alliances with other immune-oncology companies who are interested in using CED to explore the clinical potential of their lead therapeutic drug candidates for brain tumors.”

In November 2019, Oncotelic will attend the 24th Annual Meeting of the Society for NeuroOncology in Phoenix, Arizona to report on the safety and efficacy of OT101 along with a multivariate analysis of predictive parameters for favorable overall responses and prolonged survival outcome. “The durable objective responses achieved in patients with recurrent/refractory high-grade gliomas, including GBM (WHO Grade 4) and AA (WHO Grade 3) after treatment with our lead compound OT-101 contribute to our optimism that new treatment strategies leveraging this first-in-class RNA therapeutic may favorably change the therapeutic landscape for difficult-to-treat brain tumors with a very poor prognosis”, Dr. Uckun explained.

Dr. Uckun will also present a plenary talk at the 2nd International Precision Medicine Conference in Baltimore, Maryland. “Our recent bioinformatics research has revealed that the TGFβ2 gene product may serve as a target for immunotherapy in pediatric high-grade gliomas DIPG and GBM as well. These target validation data extend the clinical data on the therapeutic activity of OT101 in adults and young adults and further demonstrate the potential of OT101 as a promising immune-oncology drug in the treatment of pediatric high-grade gliomas DIPG and GBM, orphan diseases with a low survival rate and no established or effective standard of care.”, Dr. Uckun commented.

The safety and clinical potential of the lead anti-leukemia drug candidate OXi4503 was evaluated as part of a 2-drug combination regimen in a multi-institutional Phase IB clinical study at 4 academic centers in the USA. 29 relapsed/refractory acute myeloid leukemia (AML) and myeloid dysplastic syndrome (MDS) patients were evaluated and objective responses - including 4 complete responses - as well as extended survival were observed in some of the patients. These results will be presented by Dr. Uckun during the 3rd International Hematologists Summit in Saint Petersburg, Russian Federation, as part of his invited plenary talk. FDA granted orphan status as well as fast-track designation to OXi4503 for AML. Fast Track designation is a process designed to facilitate the development and expedite the review of drugs to treat serious or life-threatening conditions and address unmet medical need. Once an investigational agent receives Fast Track designation, early and frequent communication between FDA and a drug company is encouraged throughout the entire drug development and review process. The frequency of communication allows potential issues to be resolved quickly and as they arise, often leading to earlier drug approval and access by patients.

About OT101

High-grade gliomas are characterized by a T-cell exhaustion signature and pronounced T-cell hyporesponsiveness of their tumor microenvironment (TME). Transforming growth factor beta 2 (TGFb2) has been implicated as a key contributor to the immunosuppressive landscape of the TME in high-grade gliomas. OT-101, a TGFb2-specific first-in-class RNA therapeutic designed to abrogate the immunosuppressive actions of TGFb2. In a completed Phase 2 clinical study, OT-101 exhibited clinically meaningful single-agent activity and induces durable complete and partial responses in recurrent and refractory adult high-grade glioma patients, including adults with GBM.

About OXi4503

OXi4503 (combretastatin A1-diphosphate or CA1P) is a dual-mechanism vascular disrupting agent. In preclinical and clinical studies, it has been observed to compromise the tumor vasculature, resulting in extensive tumor cell death. OXi4503 is being developed as a drug candidate for relapsed/refractory AML. In addition to Fast Track status, OXi4503 has been granted orphan drug designation for the treatment of AML in both the USA and Europe.

Oncotelic’s Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this communication regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. Words such as “may”, “on-track”, “pivotal”, “expect”, “anticipate” “hope”, “vision”, “optimism”, “design”, “exciting”, “promising”, “will”, “conviction”, “estimate,” “intend,” “believe” and similar expressions are intended to identify forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements about future plans, the progress, timing, clinical development, scope and success of future clinical trials, the reporting of clinical data for the company’s product candidates and the potential use of the company’s product candidates to treat various cancer indications. Each of these forward-looking statements involves risks and uncertainties and actual results may differ materially from these forward-looking statements. Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data observed during preclinical or clinical studies, clinical trial site activation or enrollment rates that are lower than expected, changes in expected or existing competition, changes in the regulatory environment, failure of collaborators to support or advance collaborations or product candidates and unexpected litigation or other disputes. These risks are not exhaustive, the company faces known and unknown risks, including the risk factors described in the company’s annual report on Form 10-K filed with the SEC on April 10, 2019 and in the company’s other periodic filings. Forward-looking statements are based on expectations and assumptions as of the date of this press release. Except as required by law, the company does not assume any obligation to update forward-looking statements contained herein to reflect any change in expectations, whether as a result of new information future events, or otherwise.

Contact Information:

Amit Shah

Email: ashah@oncotelic.com